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                                  Exhibit 10.7



                            INDEMNIFICATION AGREEMENT


         THIS INDEMNIFICATION AGREEMENT (the "Agreement") is made and entered into on the date hereinafter set forth by and between MIRAVANT MEDICAL TECHNOLOGIES, a Delaware corporation ("MRVT") and MICHAEL D. FARNEY ("Farney").

WHEREAS:

         A. Farney is a Director and Shareholder of MRVT and owns Four Hundred and Thirty Five Thousand (435,000) shares of MRVT stock, together with options to acquire Forty Five Thousand (45,000) shares of MRVT stock (collectively, the "Farney Shares");

         B. Farney has pledged the Farney Shares to Coutts Bank as collateral for a SEVEN MILLION FIVE HUNDRED SIXTY EIGHT THOUSAND FOUR HUNDRED AND EIGHTEEN DOLLAR ($7,568,418) loan, with interest accruing after February 2, 1998 at TWO THOUSAND ONE HUNDRED FOURTEEN DOLLARS ($2,114) per day (the "Coutts Loan") and Coutts Bank demands payment and requests that MRVT release any applicable legends on stock certificates representing the Farney Shares;

         C. MRVT feels that it is in MRVT's best interest to assist Farney to resolve the Coutts Bank demand;

         D. Farney wishes to secure the assistance of MRVT with respect to guaranteeing a loan by Sanwa Bank, MRVT's principal banker, to pay the Coutts Loan in full; and

         E. MRVT has secured the approval of a majority of its Directors with respect to this transaction, and Farney has abstained from voting with respect to this matter.

         NOW,  THEREFORE,   in  consideration  of  the  premises  and  promises,
warranties and representations herein contained, it is agreed as follows:

         1. Corporate Guaranty. MRVT will provide a corporate guaranty to Sanwa Bank (the "Guaranty") of a loan, for not more than eighteen (18) months, not to exceed SEVEN MILLION SIX HUNDRED THOUSAND DOLLARS ($7,600,000), plus interest payable quarterly from the date of the loan (the "Sanwa Loan"), which will be used to pay the Coutts Loan. The Guaranty will be provided to Sanwa Bank by MRVT.

         2. Credit Enhancement Fee. Farney will pay to MRVT, at the execution of the Guaranty and this Agreement, a credit enhancement fee equal to two percent (2%) of the borrowed amount, not to exceed SEVEN MILLION SIX HUNDRED THOUSAND DOLLARS ($7,600,000), payable in MRVT stock (the "Fee Shares") at the closing price on the date of this Agreement.

         3. Pledge of Assets. Farney represents that he will pledge to Sanwa Bank all the Farney Shares, less the Fee Shares, as well as any other collateral required by Sanwa Bank, to secure the payment of the Sanwa Loan.

         4. Personal Financial Statement. Farney has delivered to the Chairman of the Board of MRVT, on a confidential basis, his personal financial statement as delivered to Sanwa Bank, and Farney warrants and represents that it is true and correct.

         5. Director Status. Farney has noticed MRVT that he will not stand for re-election as a Director of MRVT at the 1998 MRVT Annual Shareholders meeting.

         6. Indemnification. Farney does hereby unconditionally and irrevocably indemnify and hold harmless MRVT from and against any and all losses, liabilities, claims, demands, and causes of action of any kind or nature related to this Agreement, the Sanwa Loan, the Guaranty or the Coutts Loan. Included in this indemnification is the payment of reasonable legal fees in the event of any litigation involving the Sanwa Loan or Farney's MRVT stock as it relates directly to a uncured default by Farney of the Sanwa Loan.

         7. Lock-Up Agreement. Farney agrees not to sell any of the Farney Shares until January 1, 1999 and, thereafter, not to sell the Farney Shares in an amount not to exceed up to five percent (5%) of the ten (10) day average trading volume (as reported by Bloomberg, L.P.) on the date prior to the date of disposition. Nothing in this Section 7 is intended to limit Farney's ability to repay the Sanwa Loan by selling the Farney Shares in off-market transactions in an orderly manner to repay the Sanwa Loan or refinancing with one or more sources, so long as the purchaser or refinancier agrees to the foregoing terms; provided, however, that MRVT, in its sole and absolute discretion, may agree to other arrangements on a mutually agreeable basis, but this provision shall not be construed to require MRVT to make any such other arrangements if it chooses not to do so.

         8. Default. In the event of (i) a default by Farney in the payment of the Sanwa Loan, which is not cured by Farney within the cure period of the Sanwa Loan agreements, and result in Sanwa's demand of full repayment of the Sanwa Loan (the "Loan Default Date"), (ii) a default by Farney in any of the terms of this Agreement (the "Agreement Default Date"), or (iii) if Sanwa Bank calls upon MRVT to honor its Guaranty of the Sanwa Loan or puts the Sanwa Loan to MRVT (the "Guaranty Performance Date"), MRVT may then elect to purchase the Sanwa Loan from the Sanwa Bank for the amount due to it and have all of Sanwa Bank's rights under the Sanwa Loan agreements, and Farney will not assert against MRVT any claims he may have against Sanwa Bank. Provided that MRVT elects to purchase the Sanwa Loan at its unpaid balance, Farney hereby irrevocably and unconditionally grants MRVT an assignable option ("Option") to acquire the Farney Shares at a price equal to fifty percent (50%) of the 20-day average closing price of the MRVT stock on the exercise date of the Option, net of the Sanwa Loan repayment . The Option may be exercised by MRVT or its assignee within sixty (60) days of the applicable Loan Default Date, Agreement Default Date or the Guaranty Performance Date. If MRVT does not exercise the Option, it may pursue all remedies available to Sanwa Bank.

         9. Severability. Nothing in this Agreement is intended to require or shall be construed as requiring Farney to do or fail to do any act in violation of applicable law. In the event any provision of this Agreement is finally determined by the courts to require Farney to do or fail to do such an act, such provision shall be limited or modified in its application to the minimum extent necessary to avoid a violation of law, and as so limited or modified such provision and the balance of this Agreement shall be enforceable in accordance with their terms.

         10. Choice of Law; Arbitration. This Agreement is made and entered into in Santa Barbara, California, and California law shall apply. Any dispute between the parties shall be resolved by arbitration, before one arbitrator, in Santa Barbara, California, in accordance with the Rules of the American Arbitration Association.

         11. Successors and Assigns. This Agreement shall be binding upon Farney, and his successors and assigns, and shall inure to the benefit of MRVT and MRVT's officers, directors, shareholders, agents and representatives.

         12. Confidentiality. Farney and MRVT will keep all of the terms of this Agreement confidential and will not disclose any of those terms without the prior written consent of the other party, except for any obligations of MRVT or Farney to make a disclosure as required under applicable federal securities laws.

         13. Release. In consideration of this Agreement, Farney does hereby irrevocably and unconditionally release Miravant, its officers, directors, employees, agents and insureds (collectively, the "Released Parties") from any and all liabilities, losses, claims and damages related to the Sanwa Loan or this Agreement, including MRVT's Option set forth in Section 8 hereof. Farney represents that he has not made an assignment of his claims and he is fully authorized to execute this Agreement. Farney waives the rights of Section 1542 of the California Civil Code, which provides:

"A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

         14. Counsel Waiver. Farney hereby acknowledges that he has been advised to seek independent counsel with respect to this Agreement, and has sought such counsel, and Farney also hereby consents to Nida & Maloney, P.C. representing MRVT with respect to the preparation of this Agreement. Both MRVT and Farney hereby acknowledge that Nida & Maloney, P.C. has provided services to each of the parties hereto.

                            (Signatures on next page)


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         IN WITNESS WHEREOF,  the parties hereto have executed this Agreement on this 27th day of February, 1998.

                                 MRVT:

                                   MIRAVANT MEDICAL TECHNOLOGIES,
                                   a Delaware corporation


                                   By:  /S/ Gary S. Kledzik
                                        ---------------------------
                                            Gary S. Kledzik
                                            Chief Executive Officer


                                   FARNEY:


                                       /S/ Michael D. Farney
                                       ---------------------
                                           Michael D. Farney


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                                 SPOUSAL CONSENT


         The undersigned, the spouse of MICHAEL D. FARNEY, hereby consents to her spouse's execution of the foregoing Agreement, agrees to be bound by the terms of this Agreement and hereby irrevocably appoints her spouse as the agent of the undersigned for purposes of executing and performing any actions directly or indirectly relating to MRVT and the foregoing Agreement, including, without limitation, any amendments and supplements thereto and any waivers, consents or approvals thereunder, without further signature, consent or notice to the undersigned whatsoever.

Date: February 27, 1998                 /s/ Sally Farney
                                        ----------------
                                            Sally Farney